Exhibit 99.1

For Immediate Release	Press Release

Contact:	Raiford Garrabrant
Cree, Inc.
Director, Investor Relations
Ph: 919-287-7895
Fax: 919-313-5615
Email: raiford_garrabrant@cree.com

Cree Reports Record Revenue for the Fourth Quarter and Fiscal Year 2009

Annual Revenue Increased 15% to $567 Million

DURHAM, N.C., August 11, 2009 – Cree, Inc. (Nasdaq: CREE), a market leader in LED lighting, today announced record revenue of $148.1 million for its fourth quarter of fiscal 2009, ended June 28, 2009.  This represents a 9% increase compared to revenue of $135.9 million reported for the fourth fiscal quarter last year and a 13% increase compared to the fiscal third quarter of 2009.  GAAP net income for the fourth quarter was $9.7 million, or $0.11 per diluted share, compared to GAAP net income of $8.4 million, or $0.09 per diluted share, for the fourth quarter of fiscal 2008. On a non-GAAP basis, net income for the fourth quarter of fiscal 2009 was $16.3 million, or $0.18 per diluted share, compared to non-GAAP net income for the fourth quarter of fiscal 2008 of $14.5 million or $0.16 per diluted share. Cree generated $43.0 million of operating cash flow and $28.3 million of free cash flow (cash flow from operations less capital expenditures) during the fourth quarter.

For fiscal year 2009, Cree reported revenue of $567.3 million, which represents a 15% increase compared to revenue of $493.3 million for fiscal 2008.  GAAP net income was $30.3 million, or $0.34 per diluted share, compared to $33.4 million, or $0.38 per diluted share for fiscal 2008.  GAAP net income for fiscal 2008 included a benefit of $0.12 per diluted share related to a gain on the sale of investments.  On a non-GAAP basis, net income for fiscal year 2009 was $59.2 million, or $0.66 per diluted share, compared to $47.2 million, or $0.54 per diluted share, for fiscal 2008.  Cree generated $177.9 million of operating cash flow and $122.6 million of free cash flow during fiscal 2009.

“Our strong Q4 results were an outstanding finish to a very good year and reflect the success of our strategy to drive growth in LEDs and LED lighting applications,” stated Chuck Swoboda, Cree Chairman and CEO.  “Entering fiscal 2010, our Q1 backlog is very strong as we see growing demand across our LED product lines.  We are well positioned to benefit from the worldwide growth in LED lighting. As such, we continue to invest in the new products, channels and technical support needed to accelerate the LED lighting revolution.”

Recent Business Highlights:

»	Introduced the LRP-38, the revolutionary PAR38 LED bulb that delivers the same vibrant color as halogen with 75 percent less energy.

»	Announced that Chuck Swoboda, Cree chairman and CEO, joined President Obama at the White House to discuss innovation and the latest developments in energy-efficient technologies.

»	Announced that North Carolina’s first eco-friendly McDonald’s is 97% lit with LEDs, and includes Cree’s entire line of LED fixtures and lamps.

»	Welcomed Fairview, Texas, and Gwangju, South Korea, to the LED City® Program.

»	Demonstrated the XLamp® XP-G, the industry’s brightest and highest-efficiency lighting-class LED.

Q4 2009 Financial Metrics:

	Fourth Quarter (in thousands, except per share amounts)

	2009	2008	Change
Net revenue	$148,110	$135,925	$12,185	9%
GAAP
Gross Margin	39.6%	33.7%
Net Income	$9,695	$8,446	$1,249	15%
Earnings per diluted share	$ 0.11	$ 0.09	$ 0.02	22%
Non-GAAP
Gross Margin	40.3%	34.2%
Net Income	$16,336	$14,501	$1,835	13%
Earnings per diluted share	$ 0.18	$ 0.16	$ 0.02	13%

»	Cash and investments increased $42.3 million to $447.2 million, with cash flow from operations of $43.0 million and free cash flow of $28.3 million.

»	Accounts receivable (net) increased $0.1 million from Q3 of fiscal 2009 to $103.0 million, resulting in days sales outstanding of 63, a decrease of 8 days from Q3 of fiscal 2009.

»	Inventory (net) increased $1.3 million from Q3 of fiscal 2009 to $78.8 million and represents 79 days of inventory, a decrease of 4 days from Q3 of fiscal 2009.

Business Outlook:

For its first quarter of fiscal 2010 ending September 27, 2009, Cree targets revenue in a range of $160 million to $166 million with GAAP earnings of $0.14 to $0.16 per diluted share and non-GAAP earnings of $0.21 to $0.23 per diluted share, based on an estimated 91 million diluted weighted average shares.  Targeted non-GAAP earnings exclude expenses related to the amortization of acquired intangibles of $0.02 per diluted share, and stock-based compensation expense of $0.05 per diluted share.

Quarterly Conference Call:

Cree will host a conference call at 5:00 p.m. Eastern time today to review the highlights of the fiscal fourth quarter 2009 results and the fiscal first quarter 2010 business outlook, including significant factors and assumptions underlying the targets noted above. The conference call will be available to the public through a live audio web broadcast via the Internet. Log on to Cree’s website at www.cree.com and go to “Investor Relations — Overview” for webcast details. The call will be archived and available on the website through August 25, 2009.

Supplemental financial information, including the non-GAAP reconciliation attached to this press release, is available in the “Investor Relations” section of Cree’s website, under “Financial Metrics”, “Quarter ending June 28, 2009”, at www.cree.com.

About Cree, Inc.

Cree is leading the LED lighting revolution and setting the stage to obsolete the incandescent light bulb through the use of energy-efficient, environmentally friendly LED lighting. Cree is a market-leading innovator of lighting-class LEDs, LED lighting solutions, and semiconductor solutions for wireless and power applications.

Cree’s product families include recessed LED down lights, lighting-class power LEDs, high-brightness LEDs, blue and green LED chips, power-switching devices and radio-frequency/wireless devices. Cree solutions are driving improvements in applications such as general illumination, backlighting, electronic signs and signals, variable-speed motors, and wireless communications.

For additional product and company information, please refer to www.cree.com.

Non-GAAP Financial Measures:

This press release highlights the company’s financial results on both a GAAP and a non-GAAP basis.  The GAAP results include certain costs, charges, gains and losses which are excluded from non-GAAP results.  By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company's performance, core results and underlying trends.  Cree’s management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release.  Non-GAAP results are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP.  Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

Forward Looking Statements:

The schedules attached to this release are an integral part of the release. This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause actual results to differ materially from those indicated. Actual results, including with respect to our targets and prospects, could differ materially due to a number of factors, including current uncertainty in global economic conditions that could negatively affect product demand, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments, in response to tighter credit and negative financial news; our ability to complete development and commercialization of products under development, such as our pipeline of brighter LED chips, LED components and LED lighting retrofit solutions; our ability to lower costs; increasing price competition in key markets; the risk that, due to the complexity of our manufacturing processes and transition of production to larger wafers, we may experience production delays that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs and lower margins; risks associated with the ramp-up of our production for our new products, as well as production at our Huizhou facility and subcontractors; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with our recent acquisitions; risks associated with ongoing litigation; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 29, 2008, and subsequent reports filed with the SEC. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Cree, the Cree logo, XLamp and LED City are registered trademarks of Cree, Inc.

CREE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Year Ended
	June 28, 2009	June 29, 2008	June 28, 2009	June 29, 2008
	(Unaudited)		(Unaudited)

Product revenue	$143,672	$129,443	$542,837	$464,907
Contract revenue	4,438	6,482	18,836	28,389
Up-front license fees	-	-	5,582	-
Total revenue	148,110	135,925	567,255	493,296

Cost of product revenue	85,362	84,897	339,038	304,663
Cost of contract revenue	4,052	5,286	15,805	22,806
Up-front license fees	-	-	506	-
Total cost of revenue	89,414	90,183	355,349	327,469

Gross profit	58,696	45,742	211,906	165,827
Gross margin percentage	39.6%	33.7%	37.4%	33.6%

Operating expenses:
Research and development	18,576	15,763	71,363	58,846
Sales, general and administrative	21,125	19,158	86,929	76,607
Amortization of acquisition related intangibles	4,062	4,806	16,248	17,127
Loss on disposal or impairment of long-lived assets	3,471	719	6,776	1,206
Total operating expenses	47,234	40,446	181,316	153,786

Operating income	11,462	5,296	30,590	12,041
Operating income percentage	7.7%	3.9%	5.4%	2.4%

Non-operating income:
Gain on sale of investments, net	-	-	78	14,117
Interest and other non-operating income, net	1,650	2,699	8,999	14,891
Income from continuing operations before income taxes	13,112	7,995	39,667	41,049

Income tax expense	3,277	1,352	9,017	9,237
Income from continuing operations	9,835	6,643	30,650	31,812

(Loss) income from discontinued operations, net of related tax effect	(140)	1,803	(325)	1,627
Net income	$9,695	$8,446	$30,325	$33,439

Diluted earnings per share:
Income from continuing operations	$0.11	$0.07	$0.34	$0.36
(Loss) income from discontinued operations	$(0.00)	$0.02	$(0.00)	$0.02
Net income	$0.11	$0.09	$0.34	$0.38

Weighted average shares of common
stock outstanding, diluted	89,983	89,615	89,081	88,077

CREE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 28, 2009	June 29, 2008
	(Unaudited)
Assets:
Current assets:
Cash, cash equivalents and short term investments	$417,653	$312,428
Accounts receivable, net	103,035	110,376
Inventory, net	78,841	80,161
Income taxes receivable	1,526	9,825
Deferred income taxes	10,022	4,578
Prepaid expenses and other current assets	18,359	13,000
Assets of discontinued operations	-	2,600
Total current assets	629,436	532,968

Property and equipment, net	320,110	348,013
Long-term investments	29,557	58,604
Intangible assets, net	113,328	125,037
Goodwill	304,791	244,003
Other assets	7,345	4,782
Total assets	$1,404,567	$1,313,407

Liabilities and Shareholders' Equity:
Current liabilities:
Accounts payable, trade	$38,770	$37,402
Accrued salaries and wages	16,732	13,471
Income taxes payable	8,139	5,314
Deferred income taxes	122	-
Other current liabilities	7,868	7,938
Contingent payment due related to COTCO acquisition	57,050	60,000
Liabilities of discontinued operations	-	550
Total current liabilities	128,681	124,675

Long-term liabilities:
Deferred income taxes	42,752	38,048
Other long-term liabilities	8,386	4,199
Long-term liabilities of discontinued operations	-	745
Total long-term liabilities	51,138	42,992

Shareholders' Equity:
Common stock	112	110
Additional paid-in-capital	857,383	811,015
Accumulated other comprehensive income	11,236	8,923
Retained earnings	356,017	325,692
Total shareholders' equity	1,224,748	1,145,740
Total liabilities and shareholders' equity	$1,404,567	$1,313,407

Cree, Inc.
Non-GAAP Measures of Financial Performance

To supplement the company’s consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, Cree uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP gross margin, and free cash flow.

Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release can be found in the tables included with this press release.

These non-GAAP measures are not in accordance with or an alternative to measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cree’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Cree’s results of operations in conjunction with the corresponding GAAP measures.

Cree believes that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures,  enhance investors’ and management’s overall understanding of the company’s current financial performance and the company’s prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value. In addition, because Cree has historically reported certain non-GAAP results to investors, the company believes the inclusion of non-GAAP measures provides consistency in the company’s financial reporting.

For its internal budgeting process, and as discussed further below, Cree’s management uses financial statements that do not include stock-based compensation expense, amortization or impairment of acquired intangible assets, impairment of goodwill, gain on the sale of Color Kinetics Inc.’s common stock, personal property tax adjustments related to prior years and the income taxes associated with the foregoing. Cree’s management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the company’s financial results.

As described above, Cree excludes the following items from one or more of its non-GAAP measures when applicable:

Stock-based compensation expense. This expense consists of expenses for stock options, restricted stock and employee stock purchases under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment.” Cree excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that Cree does not believe are reflective of ongoing operating results.

Amortization or impairment of acquired intangible assets and impairment of goodwill. Cree incurs amortization or impairments of acquired intangible assets and goodwill in connection with acquisitions. Cree excludes these items because they arise from Cree’s prior acquisitions and have no direct correlation to the current operating results of Cree’s business.

Gain on the sale of 500,000 shares of Color Kinetics Inc. common stock.  Cree excludes this item because it arose from Cree’s prior investments and has no direct correlation to the current operating results of Cree’s business.

Personal property assessment of $1.0 million related to the audit of our 2002 through 2007 property tax returns.  Cree excludes this item because it arose from prior investments and has no direct correlation to the current operating results of Cree’s business.

Income tax effects of the foregoing non-GAAP items.  This amount is used to present each of the amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income.

Cree expects to incur stock-based compensation expense, amortization of acquired intangible assets and may also incur impairments of acquired intangible assets, impairments of goodwill, gains or losses on the sale of investments in certain companies and significant non-income tax adjustments in future periods, including income taxes associated with all of the foregoing.

In addition to the non-GAAP measures discussed above, Cree also uses free cash flow as a measure of operating performance. Free cash flow represents operating cash flows less net purchases of property and equipment. Cree considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, which can then be used to, among other things, invest in Cree’s business, make strategic acquisitions, strengthen the balance sheet and repurchase stock. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company’s cash balance for the period.

CREE, INC.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	June 28, 2009	June 29, 2008	June 28, 2009	June 29, 2008

GAAP Gross Profit	$58,696	$45,742	$211,906	$165,827
GAAP Gross Margin	39.6%	33.7%	37.4%	33.6%
Adjustment:
Stock-based compensation expense	1,052	703	4,250	2,913
Non-GAAP Gross Profit	$59,748	$46,445	$216,156	$168,740
Non-GAAP Gross Margin	40.3%	34.2%	38.1%	34.2%

	Three Months Ended		Year Ended
	June 28, 2009	June 29, 2008	June 28, 2009	June 29, 2008

GAAP net income	$9,695	$8,446	$30,325	$33,439
Adjustments:
Stock-based compensation expense	5,320	4,672	21,112	15,985
Amortization of acquisition-related intangible assets	4,062	4,806	16,248	17,127
Net gain on sale of certain patents related to the discontinued
Cree Microwave segment	-	(1,820)	-	(1,820)
Personal property assessment related to finalizing the
audits of the Company's 2002 through 2007 property
tax returns	-	-	-	1,048
Gain on sale of 500,000 shares of Color Kinetics
Incorporated common stock	-	-	-	(14,117)
Total adjustments to GAAP income before provision
for income taxes	9,382	7,658	37,360	18,223
Income tax effect	(2,741)	(1,603)	(8,493)	(4,510)
Non-GAAP net income	16,336	14,501	59,192	47,152
Diluted net income per share:
GAAP net income	$0.11	$0.09	$0.34	$0.38
Non-GAAP	$0.18	$0.16	$0.66	$0.54
Shares used in diluted net income per share calculation:
GAAP net income	89,983	89,615	89,081	88,077
Non-GAAP	89,983	89,615	89,081	88,077

	Three Months Ended		Year Ended
	June 28, 2009	June 29, 2008	June 28, 2009	June 29, 2008
Free Cash Flows
Cash flow from operations	$43,010	$36,682	$177,919	$102,807
Less: PP&E CapEx spending	14,689	18,199	55,283	55,741
Total Free Cash Flows	$28,321	$18,483	$122,636	$47,066

Additional Financial Information
(in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	June 28, 2009	June 29, 2008	June 28, 2009	June 29, 2008
Stock-Based Compensation Expense
Cost of sales	$1,052	$703	$4,250	$2,913

Research and development	1,172	1,331	5,267	4,362
Sales, general and administrative	3,096	2,638	11,595	8,710
Total stock-based compensation in operating expense	4,268	3,969	16,862	13,072

Total Stock-Based Compensation Expense	$5,320	$4,672	$21,112	$15,985

	June 28, 2009	March 29, 2009	September 28, 2008	June 29, 2008
Cash, Cash Equivalents and Investments
Cash and cash equivalents	$290,154	$244,667	$177,444	$261,633
Short term investments	127,499	122,051	109,054	50,795
Long term investments	29,557	38,159	52,566	58,604
Total Cash, Cash Equivalents and Investments	$447,210	$404,877	$339,064	$371,032